Exhibit 10.2

PROMISSORY NOTE
(Commercial - Single Advance)

DATE AND PARTIES. The date of this Promissory Note (this “Note”) is ________ ___, 2007. The parties and their addresses are:

LENDER:

NORTHEAST COMMUNITY BANK
325 Hamilton Avenue
White Plains, New York 10601

BORROWER:

MJ 1353-1355 FIRST AVENUE, LLC
c/o Wellington Real Estate, Inc.
403 Fairview Avenue
Westwood, NJ 07675

1. DEFINITIONS. As used in this Note, the terms have the following meanings:

A. Pronouns. The pronouns “I,” “me,” and “my” refer to each Borrower signing this Note, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Note. “You” and “Your” refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.

B. Note. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

C. Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

D. Percent. Rates and rate change limitations are expressed as annualized percentages.

Any other capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the certain Agreement of Sale dated December ___, 2006, between the Lender and the Borrower.

2. PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, the principal sum of $18,000,000.00 (Principal) in accordance with the terms provided for herein until this Note matures or this obligation is accelerated.

Initials ____

3. REMEDIAL CHARGES. If a payment is more than 10 days late, I will pay a remedial charge of 5.000 percent of the Unpaid Portion of Payment, plus an additional 1.000 percent of the Unpaid Portion of Payment for each month that such payment remains unpaid.

4. PAYMENT. I agree to pay this Note in 2 payments. A payment of $9,000,000 will be due one (1) year following the date of this Note, and a payment of $9,000,000 will be due two (2) years following the date of this Note.

5. PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

6. LOAN PURPOSE. The purpose of this Loan is to finance a portion of the Purchase Price for the premises located at 1353-1355 First Avenue, NY, NY (the “Premises”) in the total purchase amount of $28,000,000.00.

7. SECURITY. This Loan is secured by that certain Purchase Money Real Estate Mortgage, Assignment, and Security Agreement (the “Mortgage”) of even date herewith between the Borrower and the Lender and represents a mortgage lien held by Lender on the Premises..

8. DEFAULT. I will be in default if any of the following occur:

A. Payments. I fail to make a payment in full when due.

B. Insolvency. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due.

C. Business Termination. I merge, dissolve, reorganize, end my business or existence (except as specifically permitted in the Mortgage), or a partner or majority owner dies or is declared legally incompetent.

D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Note.

E. Other Agreements. I am in default on any other debt or agreement I have with you.

F. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

G. Judgment. I fail to satisfy or appeal any judgment against me.

H. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

Initials ____

I. Name Change. I change my name or assume an additional name without notifying you before making such a change.

J. Property Transfer. I transfer all or a substantial part of my money or property.

K. Property Value. The value of the Property declines or is impaired.

L. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions (except as specifically permitted in the Mortgage).

11. ASSUMPTIONS. Someone buying the Property cannot assume the obligation unless consented to by Lender. You may declare the entire balance of the Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, or transfer of the Property.

12. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

A. Additional Waivers By Borrower. In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

(1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

(2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

(3) You may release, substitute or impair any Property securing this Note.

(4) You, or any institution participating in this Note, may invoke your right of set-off.

(5) You may enter into any sales, repurchases or participations of this Note to any person in any amounts.

(6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing or relating to this Note.

B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or other Loan documents, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

Initials ____

13. REMEDIES. After I default, and after you give any legally required notice and reasonable opportunity to cure the default, you may at your option do any one or more of the following.

A. Acceleration. You may make all or any part of the amount owing by the terms of this Note immediately due.

B. Sources. You may use any and all remedies you have under state or federal law or in any instrument securing this Note.

C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of this Note, and accrue interest at the highest post-maturity interest rate.

E. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Note against any right I have to receive money from you.

My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. “Any amount due and payable under the terms of this Note” means the total amount to which you are entitled to demand payment under the terms of this Note at the time you set-off.

Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay this Note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

F. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

14. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after Default, to the extent permitted by law, I agree to pay all reasonable expenses of collection, enforcement or protection of your rights and remedies under this Note. Expenses include, but are not limited to, reasonable attorneys' fees, court costs, and other legal expenses. If not paid immediately, these

Initials ____

expenses will bear interest from the date of the payment until paid in full at the same interest rate in effect as provided in the terms of this Note. All fees and expenses will be secured by the Property I have granted to you, if any. To the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees you incur to collect this Debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

15. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Note is in effect:

A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

B. Authority. The execution, delivery and performance of this Note and the obligation evidenced by this Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my Property is subject.

C. Name and Place of Business. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

16. INSURANCE. I understand and agree that any insurance premiums paid to insurance companies as part of this Note will involve money retained by you or paid back to you as commissions or other remuneration, subject to the rights of any senior Lenders as the case may be.

A. Property Insurance. I will insure or retain insurance coverage on the Property and abide by the insurance requirements of any security instrument securing this Loan.

B. Insurance Warranties. I agree to purchase any insurance coverages that are required, in the amounts you require, as described in this or any other documents I sign for this Loan. I will provide you with continuing proof of coverage. I will buy or provide insurance from a firm licensed to do business in the State where the Property is located. If I buy or provide the insurance from someone other than you, the firm will be reasonably acceptable to you. I will have the insurance company name you as loss payee on any insurance policy. You will apply the insurance proceeds toward what I owe you on the outstanding balance. I agree that if the insurance proceeds do not cover the amounts I still owe you, I will pay the difference. I will keep the insurance until all debts secured by this agreement are paid.

C. Prepayment. If I prepay in full or if I default and you demand payment of the unpaid balance, I may be entitled to a partial refund credit of any prepaid, unearned insurance

Initials ____

premiums. This refund may be obtained from you or from the insurance company named in my policy or certificate of insurance.

17. APPLICABLE LAW. This Note and its validity, construction and performance shall be governed in all respects by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles. All actions and proceedings arising out of or relating to this Agreement shall be heard and exclusively determined in any New York state or federal court sitting in the County of New York and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding.

18. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

19. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and me. This Note is the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

20. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

21. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may reasonably consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property.

22. CREDIT INFORMATION. I agree to supply you with whatever information you reasonably request. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

23. ERRORS AND OMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to

Initials ____

assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

24. WAIVER OF JURY. LENDER AND BORROWER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Initials ____

25. SIGNATURES. By signing, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

BORROWER:

MJ 1353-1355 FIRST AVENUE, LLC,
a New York limited liability company

By	________________________________
Name: John J. Johnson
Title: Managing Member

Initials ____